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                                                                   Exhibit 23.03

      [PURVIN & GERTZ, INC. LETTERHEAD OF KEN E. NOACK, SENIOR PRINCIPAL]

                              April 18, 2000

                        CONSENT OF PURVIN & GERTZ, INC.

   We hereby consent to the use in the Prospectus constituting part of the amended Registration Statement on Form S-4 of Port Arthur Finance Corp. of our Independent Engineer's Report on the Port Arthur Coker Company Project in its entirety, dated August 10, 1999, and our Crude Oil and Refined Market Forecast in its entirety, prepared for Port Arthur Coker Company L.P., dated July 13, 1999, which appear in such Prospectus and to the references to our firm in such Prospectus.

                                          PURVIN & GERTZ, INC.

                                          /s/ Ken E. Noack
                                          ------------------
                                             Ken E. Noack